EX-99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Tortoise Tax-Advantaged Social Infrastructure Fund, Inc. does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Tortoise Tax-Advantaged Social Infrastructure Fund, Inc. for the period ended November 30, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Tortoise Tax-Advantaged Social Infrastructure Fund, Inc. for the stated period.

/s/ P. Bradley Adams
P. Bradley Adams
Chief Executive Officer, Principal Financial
Officer and Treasurer
Tortoise Tax-Advantaged Social Infrastructure
Fund, Inc.

Dated: December 7, 2018

This certification is being furnished pursuant to Item 12(b) of Form N-CSR and Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by Tortoise Tax-Advantaged Social Infrastructure Fund, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.